EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





NAME OF SUBSIDIARY               STATE OF INCORPORATION          PERCENT OWNED


Norman Enterprises, Inc.                California                   100%

Nord Photo Engineering, Inc.            Minnesota                    100%